UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

The Payden & Rygel Investment Group

(Name of Registrant as Specified In Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Issues you care about are up for a vote. Make your voice heard.

Dear Investor,

Due to lack of shareholder participation the special joint meeting of shareholders for THE PAYDEN MUTUAL FUNDS originally scheduled for November 10, 2023, has been adjourned to Thursday, December 14, 2023.

As of today, we have not received your vote regarding the important matters which are explained in the proxy statement we sent to you. It is critical that your proxy vote is received before December 14, 2023. Your prompt response will help reduce proxy costs and will also stop follow-up phone calls and further mailings.

Voting your shares is the smart thing to do. It’s also fast and easy. If you have questions or need assistance, call (866) 584-0574 and a proxy specialist will help you.

www.proxyvote.com Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.	Without a proxy card Call (866) 584-0574 (Weekdays 9am to 10pm) With a proxy card Call the number located on your ballot (With a touch-tone phone to vote using an automated system)

With a smartphone Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form	Vote processing Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Please submit your voting by December 13, 2023, to ensure you are represented at the upcoming meeting being held on December 14, 2023. Thank you for your investment and thank you for voting.

Your unique control number can be found on the enclosed allot in the box marked with an arrow.

PR-ADJ